SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 27, 2004

Date of Report

(Date of earliest event reported)

AQUANTIVE, INC.

(Exact name of registrant as specified in its charter)

Washington	0-29361	91-1819567
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

506 Second Avenue, 9th Floor, Seattle, Washington 98104

(Address of principal executive offices, including zip code)

(206) 816-8800

(Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposition of Assets

On June 28, 2004, aQuantive, Inc., a Washington corporation (“aQuantive”), issued a press release announcing the execution of a definitive agreement and plan of merger, dated as of June 27, 2004 (the “Merger Agreement”), by and among aQuantive, Artist Merger Sub, Inc., a Utah corporation and wholly owned subsidiary of aQuantive, and SBI Holdings Inc., a Utah company (“SBI”). SBI.Razorfish is a wholly owned subsidiary of SBI and will, by virtue of the merger, become a subsidiary of aQuantive.

The consideration to be paid by aQuantive totals $160 million, comprised of $85 million in cash and $75 million in convertible notes. The cash component of the purchase price will be reduced by any debt of SBI that aQuantive assumes. The convertible notes will have a maturity of 3.5 years, an initial coupon of 1.5% and an initial conversion price of $15.58, which reflects a conversion premium of 45% to the 10-day average closing price of aQuantive’s stock prior to signing. The interest rate on the notes will increase over time, and the conversion premium and conversion price will decline over time. The interest rate on the notes will increase 25 basis points on each of January 1, 2005 and April 1, 2005, and thereafter will increase 50 basis points per quarter until a maximum rate of 7% is reached on October 1, 2007. Similarly, the conversion price of the notes declines to $15.31 on January 1, 2005 and is adjusted downward quarterly thereafter until the floor conversion price of $12.36, or a conversion premium of 15%, is reached on July 1, 2006. The convertible notes are redeemable by the Company without penalty, and it is the Company’s current intention to consider refinancing alternatives relatively quickly.

As soon as reasonably practicable after closing, aQuantive will obtain independent valuations of tangible and intangible assets, and will determine purchase price allocations including amounts assigned to goodwill. Reported GAAP EPS will be affected by the non-cash accounting charges related to such amortization of intangible assets. aQuantive will give guidance regarding GAAP EPS for the combined companies on the first conference call after the independent valuation of intangible assets is complete.

The acquisition transaction is expected to close in late July 2004. As such, guidance for the second quarter will remain unchanged. aQuantive will adjust full-year guidance upon the completion of the transaction.

The cash portion of the transaction cost will be funded with cash on the balance sheet. Closing is dependent on certain customary conditions, including obtaining Hart-Scott-Rodino clearance.

Thomas Weisel Partners advised aQuantive on this transaction, and issued a fairness opinion to the aQuantive board.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is included as an exhibit to this Report on Form 8-K. A copy of the press release issued by aQuantive on June 28, 2004 is attached hereto as an exhibit and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c) Exhibits

2.1	Agreement and Plan of Merger dated as of June 27, 2004 among aQuantive, Inc., Artist Merger Sub, Inc. and SBI Holdings, Inc.

99.1	Press release issued by aQuantive, Inc. dated June 28, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2004

AQUANTIVE, INC.

By:	/s/ LINDA SCHOEMAKER
Name:	Linda Schoemaker
Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of June 27, 2004 among aQuantive, Inc., Artist Merger Sub, Inc. and SBI Holdings, Inc.

99.1	Press release issued by aQuantive, Inc. dated June 28, 2004